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                                                                   Exhibit 10.38


                              AGREEMENT OF ISSUANCE

           This Agreement of Issuance (the "Agreement") dated as of July 31, 2002 made by and between EDISON SCHOOLS INC., a Delaware corporation ("Edison"), and EDISON RECEIVABLES COMPANY LLC, a Delaware limited liability company ("ERC").

                                    RECITALS:

           WHEREAS, Edison and ERC desire to (i) enter into the Amended and Restated Purchase and Contribution Agreement (the "A&R Purchase Agreement"), which amends and restates the Purchase and Contribution Agreement dated as of October 31, 2001, pursuant to which Edison will continue the sale and contribution to ERC of Edison's accounts receivable arising from management contracts (including summer school contracts) in the ordinary course of business (the "Receivables") and (ii) enter into a pledge agreement (the "Pledge Agreement"), pursuant to which Edison will grant ERC a security interest in all of Edison's right, title and interest in and to the membership interests in 110th and 5th Associates, LLC and certain notes receivable owned by Edison from charter school obligors of Edison (collectively, the "Security Interests") to secure Edison's repurchase and indemnity obligations to ERC under Sections 2.05 and 6.07, Article VIII of the A&R Purchase Agreement; and

           WHEREAS, ERC, as borrower, the Lenders (as defined below) party thereto and Merrill Lynch Mortgage Capital, Inc. ("MLMCI"), as agent (the "Agent"), desire to enter into the Amended and Restated Credit and Security Agreement (the "A&R Credit Agreement"), which amends and restates the Credit and Security Agreement dated as of October 31, 2001, pursuant to which (i) ERC grants to the Agent (for the benefit of the Lenders) a continuing first priority perfected security interest in and to all of its right, title and interest in and to the Collateral (as defined in the A&R Credit Agreement); and (ii) each Lender, severally, agrees to make and maintain a loan to ERC in an aggregate amount not to exceed the lesser of $55,000,000 and the Borrowing Base (as defined in the A&R Credit Agreement), at any time outstanding which is based certain percentages of the Eligible Receivables (as defined in the A&R Credit Agreement); and

           WHEREAS, MLMCI has informed ERC that it intends to assign a portion of its loan outstanding under the A&R Credit Facility to School Services LLC ("School Services"), who will become a lender thereunder (School Services and MLMC, each a "Lender," and collectively, the "Lenders"); and

           WHEREAS, MLMCI and School Services have each requested a warrant (the "Warrants") to purchase Class A Common Stock of Edison up to 2,152,959 shares and 478,435 shares, respectively, pursuant to warrant agreements (the "Warrant Agreements") proposed to be entered into between Edison and each of the Lenders and
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Edison is willing to issue the Warrants provided that ERC pay Edison the fair market value thereof.

           NOW, THEREFORE, for consideration contained herein, the exchange, receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Edison shall enter into a Warrant Agreement with, and issue a Warrant to, each of MLMCI and School Services to purchase up to 2,152,959 shares and 478,435 shares, respectively, of Edison's Class A Common Stock on terms approved by the Board of Directors of Edison.

2. Contemporaneously with the issuance of the Warrants, ERC shall pay to Edison the amount of $2,368,254.60 (equal to $0.90 per share subject to the Warrants) in immediately available funds to a bank account designated by Edison.



           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


EDISON SCHOOLS INC.                           EDISON RECEIVABLES COMPANY LLC



By:  /s/ David Graff                          By:  /s/ Jay A. Rosenberg
     ----------------------------                  -----------------------------
     Name:  David Graff                            Name:  Jay A. Rosenberg
     Title: Senior Vice President and              Title: Treasurer
            General Counsel